Joint Filer Information


Name:                  Metropolitan Venture Partners (Advisors), L.P.

Address:               257 Park Avenue South
                       New York, New York 10010

Designated Filer:      Metropolitan Venture Partners II, L.P.

Date of Event
Requiring Statement:   December 11, 2003

Signature:             Metropolitan Venture Partners (Advisors), L.P.

                       By: Metropolitan Venture Partners Corp.,
                           its General Partner


                       By:  /s/ Michael Levin
                           --------------------------
                       Name:  Michael Levin
                       Title: Vice President of Finance

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                             Joint Filer Information


Name:                  Metropolitan Venture Partners Corp.

Address:               257 Park Avenue South
                       New York, New York 10010

Designated Filer:      Metropolitan Venture Partners II, L.P.

Date of Event
Requiring Statement:   December 11, 2003

Signature:             Metropolitan Venture Partners Corp.


                       By: /s/ Michael Levin
                          ---------------------------
                       Name:  Michael Levin
                       Title: Vice President of Finance